FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                              OMNIPOINT CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                          04-2969720
(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification No.)

         3 Bethesda Metro Center, Suite 400, Bethesda, Maryland  20814
            (Address of principal executive offices)       (Zip Code)

  Securities  to be  registered  pursuant  to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered

7% Cumulative Convertible Preferred Stock             Nasdaq National Market

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)
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Item 1:           Description of Registrant's Securities to be Registered

                  The description of the 7% Cumulative Convertible Preferred Stock, par value $0.01 per share, required by this Item is contained in the Company's Registration Statement on Form S-3 (Registration No. 333-58155), filed with the Commission on June 30, 1998. Such description, which appears in the prospectus contained in the Registration Statement under the caption "Description of the Preferred Stock" at pages 24-31, is incorporated herein by reference.

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Item 2:           Exhibits

                  The following  Exhibits are filed as part of the  Registration
Statement:
Exhibit Number             Description

1.1                        Description of the 7% Cumulative Convertible Preferred Stock, par value $0.01, appearing under the caption "Description of the Preferred Stock" at pages 24-31 of the prospectus contained in the Company's Registration Statement on Form S-3 (Reg.
                           No. 333-58155).

1.2                        Specimen of stock certificate for shares of Preferred Stock, par value $0.01 per share.

2.1                        Amended and Restated Certificate of Amendment filed with the State of Delaware on May
                           27, 1998.  Incorporated herein by reference to Exhibit 3.2 to the Registrant's
                           Registration Statement on Form S-3 (Reg. No. 333-58155).

2.2 Certificate of Designation establishing the Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of 7% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     OMNIPOINT CORPORATION



Date:  August 17, 1998                       By:  /s/Bradley E. Sparks
                                                  --------------------
                                                  Bradley E. Sparks
                                                  Chief Financial Officer























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